Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
March 2, 2022	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

FINWARD BANCORP ANNOUNCES APPOINTMENT OF

ANTHONY M. PUNTILLO AS LEAD DIRECTOR

Munster, Indiana – Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”), the holding company for Peoples Bank (the “Bank” or “Peoples”), today announced the independent directors of the Bancorp’s Board of Directors have appointed Dr. Anthony M. Puntillo, D.D.S., M.S.D., to the newly created position of Lead Independent Director, effective as of February 25, 2022.

Dr. Puntillo was selected unanimously by the independent directors of the Board in recognition of his leadership skills, integrity, in-depth knowledge of the Bancorp and the Bank, and his commitment to good governance and the lead independent director role. As Lead Independent Director, Dr. Puntillo will have various responsibilities, such as presiding at all meetings at which the Executive Chairman of the Board is not present, serving as liaison between the Executive Chairman and CEO and non-management directors, and working with the Executive Chairman on meeting agendas and schedules for the Board. The Lead Independent Director also has the authority to call meetings of the independent directors.

Dr. Puntillo was elected to the Finward Board in 2004. In addition to his role as Lead Independent Director, Dr. Puntillo will serve as the Vice Chairman of the Board of Directors and of the Board’s Executive Committee.

“Finward’s independent directors unanimously chose Tony Puntillo to serve as the Lead Independent Director in recognition of his nearly two decades of outstanding board leadership. During his tenure, Dr. Puntillo served on almost every board committee, including the Executive Committee as well as chairing our Risk, Governance, and Strategic Planning committees. He understands the need to apply best banking practices to relevant products and services that offer value to our customers while enhancing shareholder value. In his new position, Dr. Puntillo will have the opportunity to increase his impact on Finward’s performance,” said David A. Bochnowski, Executive Chairman. Dr. Puntillo said, “I am humbled and honored to have been selected by my fellow independent directors for this important new position. Finward is committed to exceeding our stakeholders fast changing banking expectations. It is exciting for me to assume the additional responsibilities and challenges associated with meeting that commitment as the Lead Independent Director.”

Dr. Puntillo founded Puntillo and Crane Orthodontics, PC, a dental specialty practice with multiple locations in Northwest Indiana, in 1994. He is the co-owner and senior partner of the practice. He also serves as a Director of the American Board of Orthodontics, is the immediate past President of the Great Lakes Association of Orthodontists, and is a member of various other orthodontics associations. He is professionally active in Peoples Bank’s communities.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 30 locations in Lake and Porter Counties in Northwest Indiana and the Chicagoland area. Finward Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward. For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Finward’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.